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                             VOTE FOR THE JJF SLATE
                              AND PROXY PROPOSALS!

                         DON'T TURN DOWN GOOD ADVICE --
                            RETURN YOUR VOTE TODAY!

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A leading, independent corporate governance advisor to institutional money managers, INSTITUTIONAL SHAREHOLDER SERVICES (ISS), has recommended that TSI shareholders VOTE FOR the JJF Group slate of three directors and six proxy proposals outlined in JJF Group's proxy. The proxy proposals all involve changes to TSI's by-laws and articles of incorporation designed to prevent management from blocking the sale of TSI. The JJF Group proxy was sent to shareholders beginning July 2, 1999, in advance of TSI's annual meeting of shareholders scheduled for July 22, 1999.

                         HERE'S WHY YOU SHOULD SUPPORT
                          JJF GROUP'S PROXY PROPOSALS:

                                 In its report,
                       INSTITUTIONAL SHAREHOLDER SERVICES
                                    said...

   "...FROM A FINANCIAL POINT OF VIEW, (JJF GROUP'S) OFFER IS A GREAT DEAL FOR
     SHAREHOLDERS. AT $14.00 PER SHARE, THE OFFER REPRESENTS A 43.4-PERCENT
        PREMIUM TO TSI'S AVERAGE MARKET PRICE FOR THE FISCAL YEAR ENDING
                              MARCH 31, 1999 ..."

        "...FURTHERMORE, ISS DOES NOT BELIEVE THAT THE BY-LAW AMENDMENT
               PROPOSALS WOULD HINDER ANY HIGHER BID OFFERS ..."

       "...THE PROPOSAL REQUIRING THE COMPANY TO OPT OUT OF THE MINNESOTA CONTROL SHARE PROVISION SHOULD BE SUPPORTED BECAUSE THE STATUTE MAY
 PREVENT OR DETER TENDER OFFERS FOR THE COMPANY THAT COULD BE IN SHAREHOLDERS'
         BEST INTERESTS. ... A PROVISION IN THIS PROPOSAL SPECIFICALLY
      PROVIDES THAT IF A MAJORITY OF THE BOARD DETERMINES THAT AN OFFER TO
        ACQUIRE THE COMPANY WOULD MAXIMIZE SHAREHOLDER VALUE, THE BOARD
                 CAN TAKE ACTION TO FACILITATE THAT OFFER ..."

       "ISS IS NOT CONVINCED THAT THE PRESENCE OF DISSIDENT NOMINEES WOULD
      HAVE A DETRIMENTAL EFFECT ON ANY ALTERNATIVE OFFERS THAT MAY EMERGE
                               FOR THE COMPANY."

                       A VOTE FOR THE JJF GROUP PROPOSALS
                       IS A VOTE TO MAXIMIZE SHAREHOLDER
                           VALUE THROUGH SHAREHOLDER-
                              FOCUSED LEADERSHIP!

                         Your Vote TODAY is Important!

             - Sign, Mark and Date your GREEN proxy card and CALL:

                           BEACON HILL PARTNERS, INC.
                                90 BROAD STREET
                                   20TH FLOOR
                            NEW YORK, NEW YORK 10004
                          CALL COLLECT: (212) 843-8500
                         CALL TOLL-FREE: (800) 475-9320

      - If your shares are held for you by a bank or brokerage firm, please instruct your brokerage representative to contact Beacon Hill Partners,
      Inc., to vote FOR the JJF Group slate of director nominees and proxy proposals.

    - If you have already voted in favor of TSI, you are legally entitled to change your mind and vote FOR our nominees and proposals on the
      GREEN proxy card. Only your card with the latest date will count. If you have questions about how to do this, please call Beacon Hill
             Partners, Inc., at one of the telephone numbers above.

If you have any questions or need help in voting your shares or changing your vote, please contact Beacon Hill Partners, Inc., at one of the telephone numbers above.


                        CAST YOUR VOTE FOR THE JJF GROUP
                             PROXY PROPOSALS TODAY!

        THE TENDER OFFER IS BEING MADE BY JJF ACQUISITION, INC. FOR ALL
       OUTSTANDING SHARES OF TSI INCORPORATED COMMON STOCK. THE OFFER AND
      WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
     ON WEDNESDAY, AUGUST 11, 1999, UNLESS THE OFFER IS EXTENDED TO A LATER
       DATE AND TIME. SHARES THAT ARE TENDERED PURSUANT TO THE OFFER MAY
             BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

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